UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

April 7, 2026

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42467	99-2394788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue, Suite 1402 New York, NY	10170
(Address of Principal Executive Offices)	(Zip Code)

646-726-7074

Registrant’s telephone number, including area code:

1 East Broward Boulevard; Suite 700

Fort Lauderdale, FL 33301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary share, $0.0001 par value and one right to receive one-eighth of one ordinary share	DMAAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMAA	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-eighth of one Ordinary Share	DMAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 7, 2026, Drugs Made in America Acquisition Corp. (the “Company”) entered into a letter of intent (the “LOI”) with Power Analytics Global Corp., a Delaware corporation (the “Target”) for a de-SPAC transaction resulting in Target becoming a public company. The terms of the transaction are subject to further negotiation and execution of a business combination agreement although it is anticipated that the valuation for Target will be approximately $1.0 billion, subject to adjustment based on due diligence, capital structure, net debt, working capital and market conditions. A copy of the Letter of Intent is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter of Intent
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2026

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Roger Bendelac
Name:	Roger Bendelac
Title:	Chief Executive Officer

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